UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2011

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania		17543
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Susquehanna Bancshares, Inc. (the “Company”) held on February 24, 2011, the Compensation Committee adopted the Susquehanna Bancshares, Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and the Susquehanna Bancshares, Inc. Short-Term Incentive Plan (the “Short-Term Incentive Plan”). The Long-Term Incentive Plan and the Short-Term Incentive Plan, which are two separate programs, are each effective as of January 1, 2011.

All awards under the Long-Term Incentive Plan will be granted under the Company’s Amended and Restated 2005 Equity Compensation Plan (the “Equity Plan”), and all awards under the Short-Term Incentive Plan will be paid in cash. The combined goal of the Short-Term Incentive Plan and the Long-Term Incentive Plan is to provide a balance of performance based-compensation that rewards performance over both a one-year and three-year time horizon and supports sound risk management practices.

Long-Term Incentive Plan. The primary objectives of the Long-Term Incentive Plan as it relates to the Company’s named executive officers include: (i) aligning the interests of the named executive officers with those of the Company’s shareholders, (ii) increasing named executive officer stock ownership consistent with the Company’s stock ownership guidelines and (iii) ensuring sound risk management by rewarding sustained performance over a longer time horizon.

Awards under the Long-Term Incentive Plan may consist of restricted stock units, stock options or other equity awards available under the Equity Plan. For 2011, the Compensation Committee expects that 65% of the shares subject to awards will take the form of restricted stock unit grants and 35% will be made as stock option grants. The number of shares underlying actual awards to the Company’s named executive officers pursuant to the Long-Term Incentive Plan will vary based on individual and Company performance compared to a range of performance levels. The Long-Term Incentive Plan is administered by the Compensation Committee. As of the date of filing of this Current Report on Form 8-K, no awards have been made pursuant to the Long-Term Incentive Plan.

In connection with its adoption of the Long-Term Incentive Plan, the Compensation Committee also approved forms of a Restricted Stock Unit Grant Agreement and Nonqualified Stock Option Grant Agreement to be used for future awards made pursuant to the Long-Term Incentive Plan. Restricted stock units awarded pursuant to the Long-Term Incentive Plan will vest upon the first to occur of the following, subject to continued employment with the Company through the applicable date: (i) the third anniversary of the date of grant; (ii) death; (iii) disability; (iv) the effective date of a permissible change in control event under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); (v) normal or early retirement; or (vi) the date determined in accordance with the terms and conditions set forth in the named executive officer’s employment agreement. Upon vesting of these restricted stock units, shares generally will be issued within 30 days of the applicable vesting date, subject to applicable tax withholding requirements and certain requirements of Section 409A of the Code regarding vesting pursuant to early or normal retirement or upon a change of control.

Stock options awarded pursuant to the Long-Term Incentive Plan will vest one third on each of the first, second and third anniversaries of the date of grant. All stock options are subject to accelerated vesting in accordance with the terms of any applicable employment agreement in place between the Company and a named executive officer, or upon a change of control of the Company as defined in the Equity Plan.

The Long-Term Incentive Plan, form of Restricted Stock Unit Grant Agreement and form of Nonqualified Stock Option Grant Agreement are being filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Short-Term Incentive Plan. The primary objectives of the Short-Term Incentive Plan as it relates to the Company’s named executive officers include: (i) aligning the interests of the named executive officers with the Company’s performance goals, (ii) providing competitive total compensation opportunities, and (iii) ensuring annual compensation incentives appropriately balance risk (i.e. do not unintentionally reward inappropriate short-term risk taking).

Under the Short-Term Incentive Plan, the Company’s named executive officers will be eligible to receive annual cash incentive awards. Each named executive officer’s cash incentive award will be set at a target amount (the “Target Award”) that will be determined by the Compensation Committee and defined as a percentage of the individual’s base salary for the year. Actual awards can range from 0% to 200% of the Target Award depending on performance. For 2011, the performance goals will be weighted for all named executive officers so that Company performance represents 80% of the Target Award and individual performance represents 20% of the Target Award. The Company believes this weighting will reinforce the importance of both Company and individual performance as drivers of the Company’s success, while emphasizing Company performance for the Company’s named executive officers. For 2011, the Compensation Committee has determined that the aggregate total payments to all participants in the Short-Term Incentive Plan cannot exceed 5% of our pre-tax earnings (as measured before any payments under the Short-Term Incentive Plan are paid), so payouts to any of the named executive officers (as well as other plan participants) in 2012 after performance is determined will be proportionately adjusted downward if the total payout would exceed that amount. The Short-Term Incentive Plan is administered by the Compensation Committee.

The following table sets forth the Target Award amounts for each named executive officer for 2011. Actual awards can range from 0% to the percentage amounts set forth in the “Stretch” column of the table, depending on the named executive officer’s performance as determined by the Compensation Committee.

	2011 Plan Year (%)
		Target
Name and Position	Threshold	Bonus	Stretch
Named Executive Officers
William J. Reuter	50	100	200
Drew K. Hostetter	30	60	120
Eddie L. Dunklebarger	30	60	120
Bernard A. Francis, Jr.	30	60	120
Edward Balderston, Jr.	30	60	120

        Awards under the Short-Term Incentive Plan for 2011 are not subject to shareholder approval. However, none of the named executive officers or the executive officer group will be entitled to any awards under the Short-Term Incentive Plan for 2012 or later unless the shareholders approve the Short-Term Incentive Plan at the Susquehanna Annual Meeting.

Unless the Compensation Committee determines otherwise, awards under the Short-Term Incentive Plan to exempt employees are structured to be paid out in three installments following the end of the plan year; provided that the employee remains employed through the applicable payment date as follows: (i) 50% of the award will be paid out within two and one half months following the end of the plan year (i.e. no later than March 15) (such actual date the “Payment Date”), (ii) 25% of the award will be paid out on the first anniversary of the Payment Date and (iii) the remaining 25% of the award will be paid out on the second anniversary of the Payment Date. All awards to non-exempt employees will be paid as a single lump sum cash payment on the Payment Date.

If an employee ceases to be employed by the Company prior to the plan year for which an award may be earned due to death, disability or on account of an early or normal retirement, the award will be pro-rated based on actual performance for the applicable plan year. If an exempt employee ceases to be employed by the Company due to death, disability or on account of an early or normal retirement, at any time following the Payment Date but prior to one or both of the subsequent payment dates on the first or second anniversary of the Payment Date, the remaining amount of the award not yet paid will be paid in full within 30 days following the date of the exempt employee’s death, termination due to disability or early or normal retirement, as applicable. Whether an employee is exempt or non-exempt shall be determined by the Company’s Human Resource Department based on the employee’s status as of the end of the plan year for which an award is earned.

The Board has directed that the Short-Term Incentive Plan be submitted to the Company’s shareholders for their approval at the Company’s annual meeting. Shareholder approval is being sought so that the compensation attributable to incentive awards under the Short-Term Incentive Plan may qualify for an exemption from the $1,000,000 income tax deduction limit under Section 162(m) of the Code. Shareholder approval is being sought for future payments under the Short-Term Incentive Plan for fiscal year 2012 and beyond. If shareholder approval is obtained, the incentive awards granted under the Short-Term Incentive Plan must comply with certain requirements set forth in the Short-Term Incentive Plan in order to qualify for the exemption under Section 162(m) of the Code.

The Short-Term Incentive Plan is being filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Board on February 24, 2011, the Board approved an amendment (the “Amendment”) to the amended and restated Bylaws of the Company, as amended (the “Bylaws”), to, among other things, (i) set the date by which nominations by shareholders for the election of persons to the Board must be delivered to the secretary of the Company to one hundred twenty days prior to the first anniversary of the date of the preceding year’s annual meeting; and (ii) require advance notice for proposals of shareholders other than for the election of persons to the Board.

The Bylaws were amended effective as of February 24, 2011 as noted below.

Section 4.3 of the Bylaws was amended and restated to read in its entirety as follows:

“Section 4.3. Nominations for election to the board of directors may be made in accordance with the provisions of Section 2.13, except that no person shall be nominated who will attain the age of seventy-two years on or before April 10, in the year of the annual meeting or, in the event the annual meeting is to be held prior to April 10 in such year, if he shall attain the age of seventy-two years prior to such annual meeting date.”

Prior to the Amendment, Section 4.3 of the Bylaws read as follows:

“Section 4.3. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors, except that no person shall be nominated who will attain the age of seventy-two years on or before April 10, in the year of the annual meeting or, in the event the annual meeting is to be held prior to April 10, in such year, if he shall attain the age of seventy-two years prior to such annual meeting date. Each nomination shall specify the term of office for which the person nominated is to be elected. Nominations, other than those made by or on behalf of the existing management of the corporation, shall be made in writing and shall be delivered or mailed to the president of the corporation not less than fourteen days, nor more than fifty days, prior to any meting of shareholders called for the election of directors, provided, however, that if less than twenty-one days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder without unreasonable effort or expense: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the corporation that will be voted by the notifying shareholder for each proposed nominee; (d) the names and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee”

The following new Section 2.13 was added to the Bylaws:

“Section 2.13

(a) Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) by or at the direction of the board of directors, (ii) pursuant to the corporation’s notice of meeting (or any supplement thereto) or (iii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in subsections (b) and (c) of this Section 2.13 and who was a shareholder of record at the time such notice is delivered to the secretary of the corporation. No person may be nominated pursuant to this Section 2.13 if such nomination would violate the provisions of Section 4.3.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder, pursuant to clause (iii) of subsection (a) of this Section 2.13 (or before a special meeting of shareholders pursuant to subsection (d) of this Section 2.13), the shareholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not less than one hundred twenty days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if the corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty days from the date of the preceding year’s annual meeting, to be timely, notice by the shareholder must be delivered not later than the one hundred twentieth day prior to the date of the annual meeting (or, if later, the tenth day following the day on which public announcement is first made of the date of the annual meeting). In no event shall the adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case including any successor Rule or regulation thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of any beneficial owner on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and the name, address and telephone number of such beneficial owner, (B) the number and class of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (C) a description of any and all agreements, arrangements or understandings entered into by the shareholder or its affiliates with respect to equity securities of the corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (D) to the extent not covered by clauses (B) and (C), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D if the requirements therein were applicable to the shareholder, and a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination and (E) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination. If, after the shareholder has delivered such notice, any information required to be contained in such notice as described in clauses (A) through (E) above changes prior to the date of the meeting, such notice shall be deemed to be not in compliance with this Section 2.13 and not effective unless such shareholder, within three New York Stock Exchange business days of the date of the event causing such change in information, delivers to the secretary of the corporation an updated notice containing such change. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule l4a-8 (or any successor thereto) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(c) Subject to Section 2.6, nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice or waiver of notice of the meeting (i) by or at the direction of the board of directors, (ii) by the shareholder or shareholders who called such meeting or (iii) by any other shareholder of the corporation who is entitled to vote at such meeting, who complies with the notice procedures set forth in this Section 2.13 and who is a shareholder of record at the time such notice is delivered to the secretary of the corporation. Nominations by such other shareholders of persons for election to the board of directors may be made at such special meeting of shareholders if the shareholder’s notice as required by subsection (b) of this Section 2.13 shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the ninetieth day prior to the date of the special meeting (or, if later, the tenth day following the day on which public announcement is first made of the date of the special meeting). In no event shall the adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(d) Other than as set forth in Section 4.4 hereof, only persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such defective proposal or nomination shall be disregarded.”

A complete copy of the Bylaws, amended as described herein, is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Susquehanna Bancshares, Inc., dated February 27, 2008, as amended January 19, 2011 and February 24, 2011

10.1	Susquehanna Bancshares, Inc. Long-Term Incentive Plan

10.2	Form of Restricted Stock Unit Grant Agreement under the Susquehanna Bancshares, Inc. Long-Term Incentive Plan

10.3	Form of Nonqualified Stock Option Grant Agreement under the Susquehanna Bancshares, Inc. Long-Term Incentive Plan

10.4	Susquehanna Bancshares, Inc. Short-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Edward Balderston, Jr.
Edward Balderston, Jr.
Executive Vice President and Chief Administrative Officer

Dated: March 2, 2011

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Susquehanna Bancshares, Inc., dated February 27, 2008, as amended January 19, 2011 and February 24, 2011

10.1	Susquehanna Bancshares, Inc. Long-Term Incentive Plan

10.2	Form of Restricted Stock Unit Grant Agreement under the Susquehanna Bancshares, Inc. Long-Term Incentive Plan

10.3	Form of Nonqualified Stock Option Grant Agreement under the Susquehanna Bancshares, Inc. Long-Term Incentive Plan

10.4	Susquehanna Bancshares, Inc. Short-Term Incentive Plan